Exhibit 99.8

PROXY CARD

Mountain Crest Acquisition Corp. V

524 Broadway 11th Floor

New York, NY 10012

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

MOUNTAIN CREST ACQUISITION CORP. V

The undersigned hereby appoints Suying Liu as proxy (the “Proxy”), and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all common stock of Mountain Crest Acquisition Corp. V (“MCAG”) held of record by the undersigned on September 14, 2026 at the special meeting of stockholders to be held on October 29, 2026, or any postponement or adjournment thereof (the “Special Meeting”). The Special Meeting will be held virtually using the following dial-in information:

Webcast:	https://www.cstproxy.com/mcacquisitionv/2026

Telephone access (listen-only):	Within the U.S. and Canada: 1 800-450-7155 (toll-free)
Outside of the U.S. and Canada:	+1 857-999-9155 (standard rates apply)
Conference ID:	5714207#

To register and receive access to the virtual Special Meeting, stockholders of record and beneficial owners (those holding shares through a bank, broker or other nominee) will need to follow the instructions applicable to them provided in the proxy statement. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the special meeting of stockholders, or any postponement or adjournment thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for the special meeting of stockholders.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS PRESENTED TO THE STOCKHOLDERS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

[White Card]

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 5 BELOW. MCAG’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL AND DIRECTOR NOMINEE.

PROPOSAL 1. BUSINESS COMBINATION AGREEMENT PROPOSAL — TO CONSIDER, ADOPT, AND APPROVE THE BUSINESS COMBINATION AGREEMENT, AS MODIFIED BY THE JOINDER AGREEMENT, AND APPROVE THE BUSINESS COMBINATION AND OTHER TRANSACTIONS CONTEMPLATED IN THE BUSINESS COMBINATION AGREEMENT. MOUNTAIN CREST REFERS TO THIS AS THE “BUSINESS COMBINATION AGREEMENT PROPOSAL” OR “PROPOSAL NO. 1.”

For ☐          Against ☐          Abstain ☐

PROPOSAL 2. GOVERNANCE PROPOSAL — TO APPROVE, ON AN ADVISORY, NON-BINDING BASIS, THE ADOPTION OF PUBCO’S AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION (THE “PROPOSED PUBCO CHARTER”) IN SUBSTITUTION FOR AND TO THE EXCLUSION OF THE MOUNTAIN CREST AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (THE “MOUNTAIN CREST’S CHARTER”). THE DIFFERENCES BETWEEN MOUNTAIN CREST’S AND THE PROPOSED PUBCO CHARTER INCLUDE, AMONG OTHER THINGS, (I) A CHANGE IN THE AUTHORIZED SHARES OF CAPITAL STOCK FROM 30,000,000 SHARES OF MOUNTAIN CREST COMMON STOCK TO 990,000,000 PUBCO ORDINARY SHARES AND 10,000,000 PUBCO PREFERENCE SHARES AND (II) THE DELETION OF CERTAIN PROVISIONS RELATED TO MOUNTAIN CREST’S STATUS AS A BLANK CHECK COMPANY. MOUNTAIN CREST REFERS TO THIS AS THE “GOVERNANCE PROPOSAL” OR “PROPOSAL NO. 2.”

For ☐          Against ☐          Abstain ☐

PROPOSAL 3. DIRECTOR PROPOSAL — TO ELECT (I) JAEMYUNG KIM, (II) HYEJEOUNG LEE, (III) DR. HOSEONG HAN, (IV) DR. KYUNGHA YOO, (V) KYOOMYONG YUN, (VI) DONGSEOP SHIN, AND (VII) HONG KYU JEON AS DIRECTORS OF PUBCO. MOUNTAIN CREST REFERS TO THIS AS THE “DIRECTOR PROPOSAL” OR “PROPOSAL NO. 3.”

JAEMYUNG KIM

For ☐          Against ☐          Abstain ☐

HYEJEOUNG LEE

For ☐          Against ☐          Abstain ☐

DR. HOSEONG HAN

For ☐          Against ☐          Abstain ☐

DR. KYUNGHA YOO

For ☐          Against ☐          Abstain ☐

KYOOMYONG YUN

For ☐          Against ☐          Abstain ☐

DONGSEOP SHIN

For ☐          Against ☐          Abstain ☐

HONG KYU JEON

For ☐          Against ☐          Abstain ☐

PROPOSAL 4. PUBCO EQUITY INCENTIVE PLAN PROPOSAL — TO CONSIDER AND VOTE UPON THE APPROVAL OF PUBCO’S EQUITY INCENTIVE PLAN (THE “INCENTIVE PLAN”). MOUNTAIN CREST REFERS TO THIS AS THE “INCENTIVE PLAN PROPOSAL” OR “PROPOSAL NO. 4.” A COPY OF THE FORM OF INCENTIVE PLAN IS ATTACHED TO THE ACCOMPANYING PROXY STATEMENT AS ANNEX C.

For ☐          Against ☐          Abstain ☐

PROPOSAL 5. THE ADJOURNMENT PROPOSAL — TO APPROVE A PROPOSAL TO ADJOURN THE SPECIAL MEETING UNDER CERTAIN CIRCUMSTANCES, WHICH IS MORE FULLY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. MOUNTAIN CREST REFERS TO THIS AS THE “ADJOURNMENT PROPOSAL” OR “PROPOSAL NO. 5” AND, TOGETHER WITH THE BUSINESS COMBINATION AGREEMENT PROPOSAL, GOVERNANCE PROPOSAL, DIRECTOR PROPOSAL, AND INCENTIVE PLAN PROPOSAL, THE “PROPOSALS.”

For ☐          Against ☐          Abstain ☐

NOTE: IN HIS DISCRETION, THE PROXY HOLDER IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTER OR MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ABOVE. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL AND, AT THE DISCRETION OF THE PROXY HOLDER, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Dated:
Signature of Stockholder

PLEASE PRINT NAME

Certificate Number(s)

Total Number of Shares Owned

Sign exactly as your name(s) appears on your stock certificate(s). A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing. If a stock certificate is registered in two names or held as joint tenants or as community property, both interested persons should sign.

PLEASE COMPLETE THE FOLLOWING:

I plan to attend the Special Meeting (Circle one):   Yes   No

Number of attendees:

PLEASE NOTE:

STOCKHOLDER SHOULD SIGN THE PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE TO ENSURE THAT IT IS RECEIVED BEFORE THE SPECIAL MEETING. PLEASE INDICATE ANY ADDRESS OR TELEPHONE NUMBER CHANGES IN THE SPACE BELOW.

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